                                                                   EXHIBIT 4.2.3


                          J. B. POINDEXTER & CO., INC.

                                                                       As Issuer


                     UNITED STATES TRUST COMPANY OF NEW YORK

                                                                      As Trustee


                     THE SUBSIDIARY GUARANTORS NAMED HEREIN

                                                                   As Guarantors




                          THIRD SUPPLEMENTAL INDENTURE

                            DATED AS OF MARCH 8, 2000




                         12 1/2% SENIOR NOTES DUE 2004

         THIRD SUPPLEMENTAL INDENTURE, dated as of March 8, 2000, (herein called this "Supplemental Indenture") among J.B. POINDEXTER & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1100 Louisiana Street, Suite 5400, Houston, Texas 77002, each of MORGAN TRAILER MFG. CO., a New Jersey corporation ("Morgan"), TRUCK ACCESSORIES GROUP, INC., FORMERLY KNOWN AS LEER, INC., a Delaware corporation ("TAG"), LOWY GROUP, INC., a Delaware corporation ("Lowy"), EFP CORPORATION, a Delaware corporation ("EFP"), MAGNETIC INSTRUMENTS CORP., a Delaware corporation ("MIC"), RAIDER INDUSTRIES, INC., a Saskatchewan corporation ("Raider"), and KWS MANUFACTURING COMPANY, INC., a Texas corporation ("KWS"), and UNITED STATES TRUST COMPANY OF NEW YORK, a corporation duly organized and existing under the laws of the State of New York, United States of America, having its principal office at 114 West 47th Street, New York, New York 10036, as Trustee (herein called the "Trustee")

                                     RECITAL

         WHEREAS, the Company, Morgan, TAG, Lowy, EFP, MIC and the Trustee are parties to that certain Indenture, dated as of May 23, 1994 (the "Original Indenture"), governing the Company's 12 1/2% Senior Notes due 2004 (the "Securities") issued hereunder;

         WHEREAS, the Original Indenture was amended by the First Supplemental Indenture dated as of May 11, 1995 and by the Second Supplemental Indenture dated as of June 26, 1995 (the Original Indenture as so amended, the "Indenture");

         WHEREAS, KWS is a Restricted Subsidiary that, pursuant to Section 1305 of the Indenture, wishes to become a Subsidiary Guarantor under the Indenture by jointly and severally unconditionally guaranteeing the Securities on a senior basis;

         WHEREAS, Section 901(6) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors, when authorized by resolutions of their respective boards of directors (certified copies of which shall be furnished to the Trustee) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to add new Subsidiary Guarantors pursuant to Section 1305 of the Indenture;

         WHEREAS, the Company and the Subsidiary Guarantors pursuant to the foregoing authority, propose in and by this Supplemental Indenture to amend and supplement the Indenture in certain respects, and requests the Trustee to enter into this Supplemental Indenture;

         WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee and a valid amendment of and supplement to the Indenture have been done; and

         NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Securities:

                                   ARTICLE ONE

                             DEFINITIONS; GUARANTEE

         SECTION 1.1 Definitions. All terms used in this Supplemental Indenture which are not defined in this Supplemental Indenture and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         SECTION 1.2 Guaranty. KWS hereby unconditionally, jointly and severally with the other Subsidiary Guarantors guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity Date, by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Security and of the Indenture, and KWS agrees that from and after the date hereof it shall be subject to the provisions (including the representations and warranties) of the Indenture as a Subsidiary Guarantor as fully as if it were a party to and had executed the Indenture as a Subsidiary Guarantor.

                                   ARTICLE TWO

                                  MISCELLANEOUS

         SECTION 2.1 Incorporation of Supplemental Indenture. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture, and the Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

         SECTION 2.2 Headings. The Article and Section headings of this Supplemental Indenture are for convenience only and shall not affect the construction hereof.

         SECTION 2.3 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 2.4 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust

Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

         SECTION 2.5 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company or any Subsidiary Guarantor shall bind its respective successors and assigns, whether so expressed or not.

         SECTION 2.6 Separability Clause. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 2.7 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

         SECTION 2.8 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunder affixed and attested, all as of the date and year first above written.

Attest:                                      J. B. POINDEXTER & CO., INC.


                                             By:
----------------------------                    --------------------------------
                                                Stephen Magee
                                                Executive Vice President


                                             MORGAN TRAILER MFG. CO.
                                             TRUCK ACCESSORIES GROUP, INC.
                                             EFP CORPORATION
Attest:                                      MAGNETIC INSTRUMENTS CORP.


                                             By:
----------------------------                    --------------------------------
                                                Stephen Magee
                                                Vice President


Attest:                                      LOWY GROUP, INC.


                                             By:
----------------------------                    --------------------------------
                                                Stephen Magee
                                                President



                                             UNITED STATES TRUST COMPANY
Attest:                                      OF NEW YORK


                                             By:
----------------------------                    --------------------------------

                                             RAIDER INDUSTRIES, INC.
Attest:                                      a Saskatchewan corporation


                                             By:
----------------------------                    --------------------------------
                                                Stephen Magee
                                                Vice President


                                             ACCEPTED AND AGREED:

Attest:                                      KWS MANUFACTURING COMPANY, INC.


                                             By:
----------------------------                    --------------------------------
                                                Stephen Magee
                                                President

STATE OF TEXAS             )
                           )     ss.
COUNTY OF HARRIS           )

         On the 9th day of March 2000, before me personally came Stephen Magee, to me known, who, being by me duly sworn, did depose and say that he is Executive Vice President of J. B. Poindexter & Co., Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                --------------------------------




STATE OF TEXAS             )
                           )    ss.
COUNTY OF HARRIS           )

         On the 9th day of March 2000, before me personally came Stephen Magee, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Morgan Trailer Mfg. Co., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                --------------------------------

STATE OF TEXAS             )
                           )    ss.
COUNTY OF HARRIS           )

         On the 9th day of March 2000, before me personally came Stephen Magee, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Truck Accessories Group, Inc., formerly known as Leer Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                --------------------------------




STATE OF TEXAS             )
                           )    ss.
COUNTY OF HARRIS           )

         On the 9th day of March 2000, before me personally came Stephen Magee, to me known, who, being by me duly sworn, did depose and say that he is President of Lowy Group, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                --------------------------------

STATE OF TEXAS             )
                           )    ss.
COUNTY OF HARRIS           )

         On the 9th day of March 2000, before me personally came Stephen Magee, to me known, who, being by me duly sworn, did depose and say that he is Vice President of EFP Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                --------------------------------





STATE OF TEXAS             )
                           )    ss.
COUNTY OF HARRIS           )

         On the 9th day of March 2000, before me personally came Stephen Magee, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Magnetic Instruments Corp., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                --------------------------------

STATE OF TEXAS             )
                           )    ss.
COUNTY OF HARRIS           )

         On the 9th day of March 2000, before me personally came Stephen Magee, to me known, who, being by me duly sworn, did depose and say that he is President of KWS Manufacturing Company, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                --------------------------------




STATE OF NEW YORK          )
                           )    ss.
COUNTY OF NEW YORK         )

         On the day of ___________________, 2000, before me personally came ______________________________________ to me known, who, being by me duly sworn, did depose and say that [he - she] is ____________________________ United States Trust Company of New York, one of the corporations described in and which executed the foregoing instrument; that [he - she] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he - she] signed his name thereto by like authority.


                                                --------------------------------

STATE OF TEXAS             )
                           )    ss.
COUNTY OF HARRIS           )

         On the 9th day of March 2000, before me personally came Stephen Magee, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Raider Industries Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he signed his name thereto by like authority.


                                                --------------------------------